                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Sears Tax-Exempt Reinvestment Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on May 18, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 18, 1984, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 21st day of May, 1984.


                                        /s/ Sheldon Curtis
                                        -------------------
                                        Sheldon Curtis
                                        Secretary

(SEAL)

                                    AMENDMENT

Dated:      May 18, 1984

To Be Effective:    May 18, 1984


                                       TO

                       SEARS TAX-EXEMPT REINVESTMENT FUND

                              DECLARATION OF TRUST

                               DATED JUNE 1, 1983

                                               Amendment dated May 18, 1984 to
                                               the Declaration of Trust (the
                                               "Declaration") of Sears Tax-
                                               Exempt Reinvestment Fund dated
                                               June 1, 1983

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to appoint a resident agent of the Trust on The Commonwealth of Massachusetts, such provision to be effective on May 18, 1984.

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration of, the Trustees hereby amend the Declaration as follows, to be effective on May 18, 1984.

          1. Section 11.2 of Article XI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "SECTION 11.2. RESIDENT AGENT. The Prentice-Hall Corporation System, Inc., 84 State Street, Boston, Massachusetts 02109 is the resident agent of the Trust in The Commonwealth of Massachusetts."

          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 18th day of May, 1984.

/s/ IRWIN FRIEND                        /s/ JOHN R. HAIRE
-----------------------------------     ---------------------------------------
Irwin Friend, as Trustee                John R. Haire, as Trustee
and not individually                    and not individually
1250 Round Hill Road                    439 East 51st Street
Bryn Mawr, PA  19010                    New York, NY  10022


/s/ ANDREW J. MELTON, JR.               /s/ JOHN J. SCANLON
-----------------------------------     ---------------------------------------
Andrew J. Melton, Jr., as               John J. Scanlon, as
Trustee and not individually            Trustee and not individually
Five World Trade Center                 2345 Redding Road
New York, NY  10048                     Fairfield, CT  06436


/s/ ALBERT T. SOMMERS                   /s/ EDWARD R. TELLING
-----------------------------------     ---------------------------------------
Albert T. Sommers, as                   Edward R. Telling, as
Trustee and not individually            Trustee and not individually
16 Bonnie Heights Road                  Sears, Roebuck & Company
Manhasset, NY  10030                    Sears Tower, 68th floor
                                        Dept. 902
                                        Chicago, IL  60684

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK)


     On this 18th day of May, 1984, Irwin Friend, John R. Haire, Andrew J. Melton, Jr., John J. Scanlon, Albert T. Sommers and Edward R. Telling, known to me and known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                   /s/ RODD M. BAXTER
                                   -----------------------------
                                   Notary Public


                                           RODD M. BAXTER
                                  Notary Public, State of New York
                                           No. 41-4637346
                                     Qualified in Nassau County
                                  Commission Expires March 30, 1986